Registration No. _____________________________

            As filed with the Securities and Exchange Commission on
                    _________________________________, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549
                              ---------------------
                                    FORM S-8

                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                            BOVIE MEDICAL CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                     13-3186327
(State or other                                        (I.R.S. Employer
jurisdiction of                                   Identification Number)
incorporation or
organization)

                              734 Walt Whitman Road
                               Melville, NY 11747
                                 (516) 421-5452

               (Address, including zip code, and telephone number, including area code, or registrant's principal executive offices)

                            BOVIE MEDICAL CORPORATION
                      1998 NON-STATUTORY STOCK OPTION PLAN
                              (Full title of plan)


                      1998 NON-STATUTORY STOCK OPTION PLAN
                              (Full title of plan)

                                 Andrew Makrides
                                    President
                            Bovie Medical Corporation
                              734 Walt Whitman Road
                               Melville, NY 11747

              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

                                   Copies to:

                              Alfred V. Greco, PLLC
                          666 Fifth Avenue (14th Floor)
                               New York, NY 10103
                                 (212) 246-6550

(Registration Statement cover page continued)


                         CALCULATION OF REGISTRATION FEE

Title of Each             Amount to be            Proposed Maximum         Proposed Maximum     Amount of Registration
Class of Securities       Registered (1)          Aggregate offering       Aggregate Offering   Fee
to be Registered                                  Price (1)                Price (1)

Common Stock,
par value $.001 per
share (2)                  1,200,000              $.75                     $900,000               $237.60









----------------------------
          (1) Estimated solely for the purpose of calculating the registration fee.
          (2) The shares registered pursuant to this Registration Statement are available for grant as of the date of this Registration Statement under the Company's 1998 Non-Statutory Stock Option and available for issuance pursuant to certain stock options the forms of which are attached as exhibits to this Registration Statement.

          (3) Pursuant to General Instruction, the registration fee paid in connection herewith is based on the maximum aggregate price at which securities covered by this registration statement are proposed to be offered.

PART I.           INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:           Plan Information.

         The information required by Part I is included in documents to be sent or given to the participants.

ITEM 2:           Registration Information and Employee Plan Annual Information.

          Upon written or oral request, Bovie Medical Corporation, a Delaware corporation (the "Registrant") will provide, without charge, a copy of all documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are incorporated by reference in the Section 10(a) Prospectus, and all other documents required to be delivered to employees pursuant to Rule 428(b) promulgated under the Securities Act of 1933, as amended (the "Securities Act"). All requests should be made to Bovie Medical Corporation att: Andrew Makrides, President, Melville, NY 11747, tel no. (516) 421-5452

PART II:           INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3:           Incorporation of Documents by Reference.

          The following documents, which are on file with the Securities and Exchange Commission (the "Commission"), are incorporated in this Registration Statement by reference:

          (a) Annual Report on Form 10-KSB for the Fiscal Year Ended December 31, 1998.

(b)  Quarterly  Report on Form 10-QSB for the  Quarterly  Period ended March 31,
1998.

(c)  Quarterly  Report on Form 10-QSB for the  Quarterly  Period  Ended June 30,
1998.

(d) Quarterly Report on Form 10-Q5B for the Quarterly Period Ended September 30, 1998.

(e) The description of the Common Stock which is contained in the registration statements filed under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.


         All documents filed by the Registrant pursuant to Section 13(a), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

ITEM 4:           Description of Securities.

                                            N/A

ITEM 5:  Interests of Named Experts and Counsel.

                                            N/A

                                                                  (1)
ITEM 6.           Indemnification of Directors and Officers.

         The Registrant's Certificate of Incorporation generally provide for the maximum indemnification of a corporation's officers and directors as permitted by law in the State of Delaware. Delaware law empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except in the case of an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceedings, had no reasonable cause to, believe his or her conduct was unlawful.

          A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including amounts paid in settlement and attorney's fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

          To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense. Any indemnification under this section, unless ordered by a court or advanced pursuant to this section, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) by the stockholders; (b) by the board of directors by majority vote, of a quorum consisting of directors who were not parties to the action, suit or proceeding; (C) if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

          The certificate of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance o the final disposition of

                                                                  (2)
the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. The provisions of this section do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

          The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or an action in another capacity while holding his or her office, except that indemnification, unless ordered by a court pursuant to this section or for the advancement of any director or officer if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (b) continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

ITEM 7:           Not Applicable

ITEM 8:           Exhibits.

4.1       1998 Non-Statutory Stock Option Plan.
4.2       Form of Stock Option
5.1       Opinion of Alfred V. Greco, PLLC
23.1      Consent of Alfred V. Greco, PLLC (consent included in Exhibit 5.1).
23.2      Consent of Bloom & Company

-------------------------------


ITEM 9:           Undertakings.

          The undersigned Registrant hereby undertakes:

 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any prospectus required by Section 10(a) (3) of the Securities Act;

     (ii) To reflect in the prospectus  any facts or events which,  individually
or  together,   represent  a  fundamental  change  in  the  information  in  the
Registration Statement;

     (iii) To include any additional or changed material information on the plan of distribution;

     provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the Registrant under the Exchange Act.

 (2) That, for determining liability under the Securities Act, to treat each such post-effective amendment as a new registration statement of the securities offered, and the offering of such securities at that time to be the initial bona fide offering.

 (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the end of the offering.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officers or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-B and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, New York, on this day of March, 2000.

                           Bovie Medical Corporation


                           By _____________________________________
                              Andrew Makrides, Principal Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                Capacity in Which Signed               Date


_______________________                 President, Director,
Andrew Makrides                         Principal Executive Officer             March 21, 2000



_______________________
J. Robert Saron                         Director                                March 21, 2000


_______________________
Nancy Keller                            Chief Financial officer                 March 21, 2000
                                        (Chief Financial Officer
                                         and principal Accounting
                                         Officer)

_______________________                 Director                                March 21, 2000
George Kromer


_______________________                 Director                                March 21, 2000
Alfred V. Greco


_______________________                 Director                                March 21, 2000
Ken Davidson

                                POWER OF ATTORNEY


          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfred V Greco and George Kromer as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement, and to file the same with the Securities and Exchange Commission, granting until said attorneys-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                    Capacity in Which Signed         Date

Andrew Makrides                     Director                  March 21, 2000

J. Robert Saron                     Director                  March 21, 2000

Ken Davidson                        Director                  March 21, 2000

                       EXHIBIT INDEX

Document          Description of Document                   Sequentially
                                                            Numbered Page

4.1               1998 Non-Statutory Stock Option Plan      8

4.2               Form of Stock Option                      18

5.1               Opinion of Alfred V. Greco, PLLC          20

23.1              Consent of Alfred V. Greco, PLLC          20
                  (contained in opinion)

23.2              Consent of Bloom & Company                21

                        AN-CON GENETICS, INC.
                1998 Non-Statutory Stock Purchase and Option Plan

                                    SECTION 1

                                    PURPOSES

          AN-CON GENETICS, INC. (the "Company") desires to afford certain of its key employees, officers, directors and consultants who are responsible for the continued growth of the Company an opportunity to acquire a proprietary interest in the Company, and thus to create in such individuals an increased in and greater concern for the welfare of the Company and its subsidiaries.

         The Company, by means of this 1998 Non-Statutory Stock Purchase and Option Plan (the "Plan"), seeks to retain the services of persons now holding key positions and to secure the services of persons capable of filling such positions.

         The stock options offered pursuant to the Plan are a matter of separate inducement and are not in lieu of any salary or other compensation for the services of any key employee or consultant.

         The stock options granted under the Plan are intended to be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or options that do not meet the requirements for incentive stock options.

                                    SECTION 2

                                  DEFINITIONS.

         As used in the Plan, the following terms shall have the meanings set forth below:

     (a) "Affiliate" shall mean (i) any entity that, directly or indirectly through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest.

     (b) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (c) "Committee" shall mean the Board of Directors, or a committee of the Board of Directors of the Company designated by resolution of the Board of Directors to administer the Plan, which shall consist of not less than two (2) "Non-Employee Directors," as such term is defined in Rule 16b-3(b)(3)(i) promulgated under the Securities Exchange Act of 1934, as amended, each having the requisite qualifications thereunder to satisfy the requirements of Rule 16b-3.

     (d) "Company shall mean AN-CON GENETICS, INC.", a Delaware corporation.

     (e)"Eligible Person" shall mean any employee, officer or consultant providing services to the Company or any Affiliate who the Committee determines to be an Eligible Person. A director of the Company who is not also an employee of the Company or an Affiliate shall not be an Eligible Person.

     (f) "Fair Market Value" shall mean the closing "bid" price of the Company's Shares on the date in question as quoted on the Electronic Bulletin Board of the National Association of Securities Dealers or its Automated Quotation System ("NASDAQ") or on any successor national stock exchange on which the Common Stock is then traded, provided, however, that if on the date in question there is no public market for the Company's Shares and they are neither quoted on "NASDAQ" nor traded on a national securities exchange, then the Committee shall, in its sole discretion and best judgment, determine the Fair Market Value.

     (g) "Incentive Stock Option" shall mean an option granted under the Plan that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     (h) "Non-Qualified Stock Option" shall mean an option granted under the Plan that is not intended to be an Incentive Stock Option.

     (i) "Option" shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

     (j) "Option Agreement" shall mean any written agreement, contract or document evidencing any Option granted under the Plan.

     (k) "Participant" shall mean an Eligible Person designated to be granted an Option under the Plan.

     (l)  "Person"  shall  mean  any   individual,   corporation,   partnership,
association, limited liability company, association or trust.
     (m) "Plan" shall mean this 1996 Employee and Consultant Stock Option Plan, as amended from (9) time to time.

     (n) "Rule 16b-3" shall mean Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation.

     (o) "Shares" shall mean shares of Common Stock, $.001 par value, of the Company.

                                    SECTION 3

                                 ADMINISTRATION.

                 (a) Power and Authority of the Committee. The Plan shall be administered by the Board of Directors, or, pursuant to resolution of the Board of Directors, a committee consisting of at least two non-employee directors, (the "Committee"). Subject to the express provisions of the Plan and to applicable law, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the types of Options (e.g., whether Incentive Stock Options or Non-Qualified Stock Options) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by each Option; (iv) determine the terms and conditions of any Option Agreement;
(v) amend the terms and conditions of any Option Agreement and accelerate the exercisability of Options covered thereunder; (vi) determine whether, to what extent and under what circumstances Options may be exercised in cash, Shares or other property, or canceled, forfeited or suspended; (vii) determine whether, to what extent and under what circumstances Options shall be deferred either automatically or at the election of the holder thereof or the Committee; (viii) interpret and administer the Plan and any instrument or Option Agreement relating to, or Option granted under the Plan; (ix) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (x) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any Option shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon any Participant, any holder or beneficiary of any Option granted under the Plan and any employee of the Company or any Affiliate.

                                    SECTION 4

                       AVAILABLE SHARES SUBJECT TO OPTION.

     (a) Shares Available. The total number of Shares for which Options may be granted pursuant to the Plan shall be 1,200,000 Shares of the Common Stock in the aggregate, subject to adjustment as provided in

     Section 4(c). If any Shares covered by an Option or to which an Option relates are not purchased or are forfeited, or if an Option otherwise expires, then the number of Shares counted against the aggregate number of Shares available under the Plan with respect to such Option, to the extent of any such forfeiture or termination, shall again be available for Options under the Plan.

     (b)  Accounting  for  Shares  Covered by an Option.  For  purposes  of this
Section 4, the number of Shares covered by an Option shall be counted on the date of grant of such Option against the aggregate number of Shares available for granting Options under the Plan.

     (c) Adjustments. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company or other similar rights to purchase Shares or other securities of the Company or other similar corporation transaction or event affects the Shares subject to Option grants under the Plan such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of(i) the number of Shares which may thereafter be made the subject of Options; (ii) the number of Shares subject to outstanding Option awards; (iii) the purchase or exercise price with respect to any Option, provided, however, that the number of Shares covered by an Option or to which such Option relates shall always be a whole number.

     (d) Incentive Stock Options. Notwithstanding the foregoing, the number of Shares available for granting Incentive Stock Options under the Plan shall not exceed 1,200,000, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provisions.


                                    SECTION 5

                                  ELIGIBILITY

     Any Eligible Person shall be eligible to be designated a Participant. In determining which Eligible Persons shall receive an Option and the terms of any Option, the Committee may take into account the nature of the services rendered by the respective Eligible Persons, their present and potential contributions to the success of the Company or such other factors as the Committee, in its discretion, shall deem relevant. Notwithstanding the foregoing, an Incentive Stock Option may only be granted to fall or part-time employees (which term as used herein includes, without limitation, officers and directors who are also employees) and an Incentive Stock Option shall not be granted to an employee of an Affiliate unless such Affiliate is also a "subsidiary corporation" of the Company within the meaning of Section 424(f) of the Code or any successor provision.

                                   SECTION 6

                                 OPTION AWARDS.
     The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan as the Committee shall determine:

     (i) Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee, provided, however, that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option, provided further, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time such Option is granted, owns Shares of the Company or shares of any subsidiary corporation or parent corporation of the Company which possesses more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or of any subsidiary corporation or parent corporation of the Company (hereinafter, a "10% Shareholder"), the purchase price for each Share shall be such amount as the Committee in its best judgment shall determine to be not less than one hundred ten percent (110%) of the Fair Market Value per Share at the date the Incentive Stock Option is granted. In determining stock ownership of a Participant for any purposes under the Plan, the rules of Section 424(d) of the Code shall be applied, and the Committee may rely on representations of fact made to it by Participant and believed by it to be true.

     (ii) Option Term. The term of each Option shall be fixed by the Committee which in any event shall not exceed a term often (10) years from the date of the grant, provided, however, that the term of any Incentive Stock Option granted to any 10% Shareholder shall not be exercisable after the expiration of five (5) years from the date such Incentive Stock option was granted.

     (iii) Maximum Grant of Incentive Stock Options. The aggregate Fair Market Value (determined on the date the Incentive Stock Option is granted) of Shares subject to an Incentive Stock Option (when first exercisable) granted to a Participant by the Committee in any calendar year shall not exceed $100,000.

     (iv) Time and Method of Exercise. Subject to the provisions of the Plan, the Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, promissory notes, other securities, other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

     (v) Limits on Transfer of Options. No Option shall be transferable by a Participant otherwise than by will or by the laws of descent and distribution; provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant and receive any Shares purchased with respect to any Option upon the death of the Participant. Each Option shall be exercisable during the Participant's lifetime only by the Participant or, if permissible under applicable law, by the Participant's guardian or legal representative. No Option or Shares underlying any Option shall be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

     (vi) Restrictions: Securities Exchange Listing. All certificates for Shares delivered upon the exercise of Options under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be placed on such certificates to make appropriate reference to such restrictions. If the Shares or other securities are traded on a national securities exchange, the Company shall not be required to deliver any Shares covered by an Option unless and until such Shares have been admitted for trading on such securities exchange.

    (vii) Termination of Employment. (A) Upon termination of the employment or consultancy, as the case may be, of any Participant, an Option previously granted to the Participant, unless otherwise specified by the Committee in the Option, shall, to the extent not theretofore exercised, terminate and become null and void, provided that:

     (a) If the Participant shall die while in the employ of the Company or during a period after termination of employment as specified in clause (b) below and at a time when such Participant was entitled to exercise an Option as herein provided, the legal representative of such Participant, or such Person who acquired such Option by bequest or inheritance or by reason of the death of the Participant, may, not later than one (1) year from the date of death, exercise such Option, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option; and

     (b) With respect to Participants who are employees, if the employment of any employee to whom such Option shall have been granted shall terminate by reason of the Employee's retirement (at such age or upon such conditions as shall be specified by the Board of Directors), disability (as described in
Section 22(e)(3) of the Code) or dismissal by the employer other than for cause (as defined below), and while such employee Participants entitled to exercise such option as herein provided, such employee Participant shall have the right to exercise such Option so granted, to the extent not theretofore exercised, in respect of any or all of such number of Shares as specified by the Committee in such Option, at any time up to and including (i) twelve (12) months after the date of such termination of employment. In the event death occurs during the 12 month period after termination for any reason other than for cause, the time for such optionee's representative to exercise such option shall extend to one (1) year from date of death of the optionee. (B) If a Participant voluntarily terminates his or her employment or consultancy, as the case may be, or is discharged for cause, any Option granted hereunder shall, unless otherwise specified by the Committee in the Option, forthwith terminate with respect to any unexercised portion thereof

     (C) If an Option granted hereunder shall be exercised by the legal representative of a deceased or disabled Participant, or by a person who acquired an Option granted hereunder by (13) bequest or inheritance or by reason of death of any such person, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or equivalent proof of the right of such legal representative or other person to exercise such Option.

     (D) For all purposes of the Plan, the term "for cause" shall mean, (i) with respect to a Participant who is a party to a written employment or consultancy agreement with the Company, as the case may be, which contains a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment or consultancy thereunder by the Company, "for cause" or ~~cause~~ as defined in the most recent of such agreements, or (ii) in all other cases, as determined by the Committee, in its sole discretion, that one or more of the following has occurred: (W) any failure by a Participant to substantially perform his or her employment or consultancy duties, as the case may be, which shall not have been corrected within thirty (30) days following written notice thereof, (X) any engaging by such Participant in misconduct or, in the case of an officer Participant, any failure or refusal by such officer Participant to follow the directions of the Company's Board of Directors or Chief Executive Officer of the Company which, in either case, is injurious to the Company or any Affiliate, (Y) any breach by a Participant of any covenant contained in the instrument pursuant to which an Option is granted, or (Z) such Participant's conviction of or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in economic or reputational injury to the Company or any of its Affiliates.


                                    SECTION 7

                     AMENDMENT AND TERMINATION: ADJUSTMENTS.


     Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Option Agreement or in the Plan:

     (a) Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue or terminate the Plan; provided, however, that, notwithstanding any other provision of the Plan or any Option Agreement, without the approval of the stockholders of the Company, no such amendment, alteration, suspension, discontinuation or termination shall be made that, absent such approval:

     (i) would cause Rule 16b-3 to become unavailable with respect to the Plan;

     (ii) would violate the rules or regulations of any national securities exchange on which the Shares of the Company are traded or the rules or regulations of the National Association of Securities Dealers, Inc. that are applicable to the Company; or

     (iii) would cause the Company to be unable, under the Code, to grant Incentive Stock Options under the Plan.

     (b) Amendments to Option Grants. The Committee may waive any conditions or rights of the Company under any outstanding Option grant, prospectively or retroactively. The Committee may not amend, alter, suspend, discontinue or terminate any outstanding Option grant, prospectively or retroactively, without the consent of the Participant or holder or beneficiary thereof, except as otherwise herein provided.

     (c) Correction of Defects, Omissions and Inconsistencies. The Committees may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Option in the manner and to the extent it shall deem desirable to carry the Plan into effect.



                                   SECTION 8

                      INCOME TAX WITHHOLDING: TAX BONUSES.

     (a) Withholding. In order to comply with all applicable federal or state income tax laws or regulations, the Company may take such action as it deems appropriate to ensure that all applicable federal or state payroll, withholding, income or other taxes, which are the sole and absolute responsibility of a Participant, are withheld or collected from such Participant. In order to assist a Participant paying all or a portion of the federal and state taxes to be withheld or collected upon exercise of any Option, the Committee, in its discretion and subject to such additional terms and conditions as it may adopt, may permit the Participant to satisfy such tax obligation by (i) electing to have the Company withhold a portion of the Shares otherwise to be delivered upon exercise of any Option with a Fair Market Value equal to the amount of such taxes or (ii) delivering to the Company Shares other than the Shares issuable upon exercise of the applicable Option with a Fair Market Value equal to the amount of such taxes. The election, if any, must be made on or before the date that the amount of tax to be withheld is determined.

     (b) Tax Bonuses. The Committee, in its discretion, shall have the authority, at the time of grant of any Option under this Plan or at any time thereafter, to approve cash bonuses to designated Participants to be paid upon their exercise in order to provide funds to pay all or a portion of federal and state taxes due as a result of such exercise. The Committee shall have lull authority in its discretion to determine the amount of any such tax bonus.


                                    SECTION 9

                               GENERAL PROVISIONS.

     (a) No Rights to Option Grants. No Eligible Person, Participant or other Person shall have any claim to be granted an Option under the Plan, and there is no obligation for uniformity of treatment of Eligible Persons, Participants or holders or beneficiaries of Options granted under the Plan. The terms and conditions of Options need not be the same with respect to any Participant or with respect to different Participants.

     (b) Option Agreements. No Participant will have rights under an Option granted to such Participant unless and until an Option Agreement shall have been duly executed on behalf of the Company. Each Option Agreement shall set forth the terms and conditions of any Option granted to a Participant consistent with the provisions of this Plan.

     (c) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

     (d) No Right to Employment. The grant of an Option shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate, nor will it affect in anyway the right of the Company or an Affiliate to terminate such employment at any time, with or without cause. In addition, the Company or an Affiliate may at any time dismiss a Participant from employment free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Option Agreement.

     (e) Governing Law. The validity, construction and effect of the Plan or any Option granted hereunder, and any rules and regulations relating to the Plan or any Option granted hereunder, shall be determined in accordance with the laws of the State of Connecticut except to the extent preempted by Federal law.

     (1) Severability. If any provision of the Plan or any Option is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or would disqualify the Plan or any Option under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan or the Option, such provision shall be stricken as to such jurisdiction or Option, and the remainder of the Plan or any Option shall remain in full force and effect.

     (g) Section Headings. The section headings included herein are only for convenience, and they shall have no effect on the interpretation of the Plan.

                                   SECTION 10

                           EFFECTIVE DATE OF THE PLAN.

     The Plan shall be effective on January 2, 1998 (the "Plan Effective Date"),
subject  to  approval  by  the  Company's   stockholders  within  one  (1)  year
thereafter.
                                   SECTION 11

                                TERM OF THE PLAN.
     Unless the Plan shall have been  discontinued  or terminated as provided in
Section 7(a), the Plan shall terminate on January 1, 2008. No Option shall be granted after the termination of the Plan. However, unless otherwise expressly provided in the Plan or in an applicable Option Agreement, any Option theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee provided for hereunder with respect to the Plan and any Option grants, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond the termination of the Plan.

     IN WITNESS WHEREOF, this Plan has been executed at St. Petersburg, Florida on this 2nd day of January, 1998.

                             AN-CON GENETICS, INC.
By    ___/s/______________________
J. Robert Saron, President and Chief Executive Officer

                              An-Con Genetics, Inc.
                             a Delaware corporation

                           NON-STATUTORY STOCK OPTION


Name of Optionee                                           Date Option Granted



Address                                                    No. ________

         This Agreement ("Agreement") is made as of the date set forth above between An-Con Genetics, Inc., a Delaware corporation (hereinafter the "Company"), and the optionee named above (hereinafter "Optionee"). The option granted by this Agreement is designated a "Non-Statutory Option" granted pursuant to the An-Con Genetics, Inc., 1996 Non-Statutory Stock Option Plan dated __________________1996 (the "Plan").

     1. Grant of Option. Pursuant to and subject to the terms and conditions of the Agreement, the Company grants to the Optionee, a consultant to the Company, the right and option (the "Option") to purchase at $.75 per share on the terms and conditions hereinafter set forth all or any part of an aggregate of________shares (the "Shares") of the currently authorized and unissued Common Stock, par value $.OO1 per share. The Option shall be exercisable, in whole or in part, during the period commencing with the date on which it is granted and ending on December 31, 1999.

        Nothing contained herein shall be construed to limit or restrict the right of the Company or a parent or subsidiary corporation of the Company to terminate the Optionee's services for the Company.

        2. Method of Exercise. The Option may be exercised pursuant thereto by written notice to the Company stating the number of shares with respect to which the option is being exercised, together with payment in full, (a) in cash or certified check; (b) or acknowledgement of cancellation of the Company's indebtedness to the optionee for services or otherwise; or (c) any combination of the foregoing. If requested by the Board of Directors, prior to the delivery of any Shares, the Optionee shall supply the Board of Directors with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations.

        As soon after the notice of exercise as the Company is reasonably able to comply, the company shall, without payment of any transfer or issue tax by the Optionee, deliver to the Optionee or any such other person, at the main office of the company or such other place as shall be mutually acceptable, a certificate or certificates for the Shares being purchased upon exercise of the Option. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the Option is then exercisable, provided that a partial exercise may not be for fewer than 100 Shares, unless the remaining shares exercisable under the Option is for less than 100 Shares. The Option may be exercisable for whole Shares only.

       3.  Termination  of  Option.   The  Option  shall  terminate  and  expire
immediately and in total at the expiration date of the option. In addition, the option shall automatically terminate upon the earlier of:

     (i)Upon termination of the optionee's employment with the Company for cause (as defined under the Plan);

     (ii) At the expiration of twelve (12) months from the date of termination of the optionee's employment with the Company for any other reason; provided, that if the optionee dies within such twelve-month period, subclause (iii) below shall apply; or

     (iii) At the expiration of twelve (12) months after the date of death of the optionee.


         4. Adjustments. If there is any change in the capitalization of the Company affecting in any manner the number or kind of outstanding shares of Common Stock of the Company, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 5 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Board of Directors; provided, however, that in no event shall any such adjustment result in the Company's being required to sell or issue any fractional shares. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option, but with an appropriate adjustment to the price of each Share or other unit of security covered by this Option.

        5. Cessation of Corporate Existence. Notwithstanding any other provision of this Option, upon the dissolution or liquidation of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of substantially all the assets of the Company or of more than 50% of the then outstanding stock of the Company to another corporation or other entity, the option granted hereunder shall terminate; provided, however, that:
(i) each option for which no option has been tendered by the surviving corporation in accordance with all of the terms of provision (ii) immediately below shall, within five days before the effective date of such dissolution or liquidation, merger or consolidation or sale of assets in which the Company is not the surviving corporation or sale of stock, become fully exercisable; or
(ii) in its sole and absolute discretion, the surviving corporation may, but shall not be so obligated to, tender to any optionee, an option to purchase shares of the surviving corporation, and such new option or options shall contain such terms and provisions as shall be required substantially to preserve the rights and benefits of this option.

         6. Non-Transferability. The Option is not assignable or transferable by the Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee. Upon any attempted transfer of this Option contrary to the provisions hereof, the Board of Directors may, at its discretion, terminate this option.

           7. No Stockholder Rights. The Optionee or other person entitled to exercise this option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustment as may be effected pursuant to the provisions of Section 4 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the optionee or such person becomes the holder of record.

          8. Method of Acceptance. This Agreement is addressed to the optionee in duplicate and shall not be effective until the Optionee has executed the acceptance below and returned one copy to the Company, thereby acknowledging that he has read and agreed to all the terms and conditions of this Agreement.


Executed by the Company as of this _____ day of _______________, 199__.


                              An-Con Genetics, Inc.
                             a Delaware corporation



                         By:____________________________

ACCEPTED:

("Optionee")



By:___________________                     ______________________________
                                           Date

                              Alfred V. Greco PLLC
                    A Professional Limited Liability Company
                                666 Fifth Avenue
                               New York, NY 10103
Alfred V. Greco                                             Tel.212/ 246 6550
Attorney at Law                                             Fax 212/ 582 0176

March 15, 2000

Securities & Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549
Attn: Section of Filings and Reports

         Re:      Bovie Medical Corporation (the "Company")
                  1998 Non-Statutory Stock Option Plan Form S-8

Gentlemen:

In connection with the filing of the above referenced registration statement on Form S-8 to render an opinion concerning 1,200,000 shares of common stock which are the subject of said registration statement. In this connection the undersigned has reviewed the Company's Certificate of Incorporation, its By-Laws, minutes and other relevant documents of the corporation.

Based upon the foregoing, the undersigned is of the opinion that (a) the Company's 1998 Non Statutory Stock Option Plan was duly adopted by the Board of Directors and ratified by Stockholders; (b) 1,200,000 shares of common stock of the Company having a par value $.001 per share have been duly authorized for issuance pursuant to exercise of options under the Company's 1998 Non-Statutory Stock Option Plan (the "Plan") and,"Plan"; (c) upon exercise of options issued pursuant to the Plan, and payment of consideration therefor, such shares, when issued, shall be validly issued, fully paid and non-assessable shares of the Company.

The undersigned consents to the use of his name and the name of this firm in connection with the filing of the above referenced registration statement with the Securities & Exchange Commission.

Very truly yours,



Alfred V Greco